UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 28, 2006
(Date of earliest event reported)

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

13737 Noel Road
Dallas, Texas  75240
(Address of principal executive offices, including zip code)

(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2006, Tenet Healthcare Corporation (the “Registrant”) issued a press release announcing that Stephen L. Newman, M.D. will become the Registrant’s chief operating officer effective January 1, 2007.  On that date, the Registrant’s current chief operating officer, Reynold J. Jennings, will take the title of vice chairman to serve during a management transition period until he begins retirement in mid-2007.

Dr. Newman, 56, has served as chief executive officer of Tenet’s California region since 2003.  In this position, he has overseen strategic planning and operations for the Registrant’s acute care hospitals, specialty facilities and related health care businesses throughout California and in Omaha, Nebraska.  From 1999 to 2003, Dr. Newman served first as vice president and then as senior vice president, operations, for Tenet’s former three-state Gulf States region, based in New Orleans.  From 1997 to 1999, he worked for HCA Inc. as chief executive officer of HCA’s Louisville HealthCare Network in Kentucky.  Before that, he was senior vice president and chief medical officer of Touro Infirmary, a 350-bed medical center in New Orleans.

From 1979 to 1990, Dr. Newman was associate professor of pediatrics and medicine at Wright State University School of Medicine in Dayton, Ohio, where he was responsible for developing and operating the school’s division of pediatric gastroenterology and nutritional support.  Dr. Newman holds a bachelor’s degree from Rutgers University, a medical doctorate from the University of Tennessee and a master’s degree in business administration from Tulane University.  He has also attended the advanced management program at the University of Pennsylvania’s Wharton School of Business.

Dr. Newman’s initial base salary as chief operating officer will be $700,000 per year.  He will continue to participate in the Registrant’s supplemental executive retirement plan, executive severance plan and other executive and employee benefit plans, but at the level applicable to his new position.  As a participant in the Registrant’s annual incentive plan, Dr. Newman will be eligible for an annual bonus, based on individual and company performance.  His target bonus award percentage under the plan has been set at 90% of annual base salary.  Dr. Newman will also continue to be eligible for annual stock-based incentives under the terms of the Registrant’s stock incentive plan.  On January 1, 2007, he will receive a grant of 50,400 restricted units.  Dr. Newman plans to move his family from Southern California to the Dallas, Texas area, where the Registrant has its headquarters, in early 2007, and he will receive reasonable relocation expenses in connection with that move.  These and other terms of Dr. Newman’s employment will be formalized in an employment letter that will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ending December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel

Date:  November 28, 2006